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1                                                                  EXHIBIT 99.4

                             POTLATCH CORPORATION
                                FORM OF LETTER

                               Offer to Exchange

   10.00% Senior Subordinated Notes due July 15, 2011, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 10.00% Senior Subordinated Notes due July 15, 2011

To Our Clients:

   Enclosed for your consideration is a Prospectus of Potlatch Corporation, a Delaware corporation ("Potlatch"), dated October , 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") the registered 10.00% Senior Subordinated Notes due July 15, 2011 of Potlatch (the "Exchange Notes") for any and all outstanding 10.00% Senior Subordinated Notes due July 15, 2011 of Potlatch (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of Potlatch Corporation (the "Company") contained in the Exchange and Registration Rights Agreement, dated as of June 29, 2001, between the Company and Goldman, Sachs & Co., Banc of America Securities LLC, Scotia Capital (USA) Inc., Wachovia Securities, Inc., and Wells Fargo Brokerage Services, LLC (as the Initial Purchasers).

   This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER , 2001 (30 CALENDAR DAYS FOLLOWING THE COMMENCEMENT OF THE EXCHANGE OFFER), UNLESS EXTENDED BY POTLATCH (THE "EXPIRATION DATE"). ANY ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

   Your attention is directed to the following:

     1. The Exchange Offer is for any and all Original Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned the "Exchange Offer--Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Original Notes from the holder to Potlatch will be paid by Potlatch, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date unless extended by Potlatch.

   If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Potlatch Corporation with respect to their Original Notes.

    This will instruct you to tender the number of Original Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

 Box 1 [_]Please tender my Original Notes held by you for my account. If I do not wish to tender all of the Original Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Original Notes that I do not wish tendered.

 Box 2 [_]Please do not tender any Original Notes held by you for my account.

    The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and acknowledges that such Letter of Transmittal may be enforced against the undersigned.

 Date            , 2001
                                ______________________________________
                                             Signature(s)

                                ______________________________________

                                ______________________________________
                                      Please print name(s) here

                                ______________________________________

                                ______________________________________

                                ______________________________________
                                             Address(es)

                                ______________________________________
                                     Area Code and Telephone No.

     UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED,
         YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US
                         TO TENDER ALL ORIGINAL NOTES.